SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 23, 2002


                           TALK AMERICA HOLDINGS, INC.
                           ---------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           DELAWARE                000-26728                23-2827736
           --------                ---------                ----------
       (STATE OR OTHER            (COMMISSION              (IRS EMPLOYER
JURISDICTION OF INCORPORATION)    FILE NUMBER)          IDENTIFICATION NO.)


                           TALK AMERICA HOLDINGS, INC.
                           12020 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (703) 391-7500
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                       N/A
                                       ---
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM  5.     OTHER  EVENTS

     On December 23, 2002, by letter agreement, Talk America Holdings, Inc. (the "Company") and America Online, Inc. ("AOL") amended certain provisions of the Restructuring and Note Agreement, dated September 19, 2001 (the "Restructuring Agreement"), between them (the "Amendment"). Pursuant to the Amendment, the maturity date for the Convertible Notes (the "8% Convertible Notes") issued under the Restructuring Agreement was advanced to September 19, 2006 from 2011, and the Company's right to elect to pay a portion of the interest on the 8% Convertible Notes in kind rather than in cash was eliminated.

     In addition, certain limitations on the Company's purchase of its outstanding subordinated indebtedness ("Sub Debt") and common stock were amended, to permit the Company, through September 30, 2003, to: (i) repurchase outstanding Sub Debt provided it does not pay more than 80% of the face amount and, for every dollar used to repurchase Sub Debt, it prepays $.50 of principal amount of 8% Convertible Notes; and (ii) purchase shares of its common stock, provided it purchases the shares at or below market value and it concurrently purchases an equal number of shares of the common stock from AOL. The aggregate amount that the Company may utilize with respect to both the repurchase of Sub Debt and of common stock cannot exceed $10 million.

     As a consequence of the Amendment, the Company expects to record an extraordinary non-cash gain of approximately $25.4 million from the decrease in the future accrued interest relating to the 8% Convertible Notes which will be reflected as a $25.4 million reduction in long-term debt. As a further consequence, the Company will begin recording the interest expense associated with the 8% Convertible Notes on its income statement. As of December 23, 2002 and reflecting the Amendment, the Company had $100.9 million in total debt outstanding, including $30.1 million principal amount of the 8% Convertible Notes.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

EXHIBITS.

10.1 Letter Agreement, dated as of December 23, 2002, between Talk America Holdings, Inc. and America Online, Inc. (filed herewith).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              TALK  AMERICA  HOLDINGS,  INC.

Date:   December 23,  2002                    By:  /s/  Aloysius T.  Lawn, IV
                                                 ----------------------------
                                              Name:  Aloysius  T.  Lawn,  IV
                                              Title: Executive Vice President -
                                              General  Counsel  and  Secretary



                                  EXHIBIT INDEX

Exhibit  Number               Description
---------------               -----------

10.1 Letter Agreement, dated as of December 23, 2002, between Talk America Holdings, Inc. and America Online, Inc. (filed herewith).